UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 19 , 2005

TUT SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25291	94-2958543
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6000 SW Meadows Drive, Suite 200

Lake Oswego, Oregon 97035

(Address of principal executive offices) (Zip Code)

(971) 217-0400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On July 19, 2004, Tut Systems, Inc., (“Tut Systems”) entered into a purchase agreement (the “Purchase Agreement”) with institutional investors (the “Investors”) for a $14.9 million private sale of common stock and warrants to purchase common stock, pursuant to which Tut Systems completed a private placement of common stock and warrants to purchase common stock. Under the terms of the financing, Tut Systems issued 5,534,994 shares of common stock at a per share price of $2.70 and warrants to purchase an additional 2,767,495 shares of common stock. The warrants are exercisable at a price of $4.25 per share at any time after January 22, 2006 and they expire on July 22, 2010. Tut Systems has the right to call the warrants in the event that the common stock trading price exceeds $7.44 per share for twenty consecutive trading days.

On July 19, 2004, Tut Systems also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the registration rights agreement, Tut Systems has agreed to file a registration statement, registering for resale the shares of common stock as well as the shares issued upon exercise of the warrants, within 30 days from July 22, 2005 (the “Filing Deadline”), and thereafter to use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable. In the event Tut Systems is unable to file a registration statement by the Filing Deadline then Tut Systems will have to pay liquidated damages equal to 1.5% of the aggregate amount invested by each investor for each 30-day period beyond the Filing Deadline until Tut Systems files the registration statement.

The foregoing description does not purport to be a complete description of the warrants, the rights of the investors in the private financing, the parties’ rights and obligations under the Purchase Agreement or the transactions contemplated thereby. Such description is qualified in its entirety by the terms of the Purchase Agreement, the form of warrant, and the Registration Rights Agreement which are attached as Exhibits 10.20, 4.2 and 4.3, respectively, to this Current Report on Form 8-K.

The securities in this private placement were issued without registration in reliance on representations of the investors and pursuant to provisions of Regulation D as promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended.

Item 3.02 Unregistered Sales of Equity Securities

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

On July 19, 2005, Tut Systems issued a press release announcing the signing of the purchase agreement. The press release, attached hereto as Exhibit 99.1, is furnished with this Current Report on Form 8-K.

On July 22, 2005, Tut Systems issued a press release announcing the completion of the private placement. The press release, attached hereto as Exhibit 99.2, is furnished with this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits.

Exhibit	Description
4.2	Form of Warrant to Purchase Common Stock of Tut Systems, Inc.

4.3	Registration Rights Agreement by and among Tut Systems, Inc. and the Investors named therein, dated July 19, 2005.

10.20	Purchase Agreement by and among Tut Systems, Inc. and the Investors named therein, dated July 19, 2005.

99.1	Press Release of Tut Systems, Inc., dated July 19, 2005.

99.2	Press Release of Tut Systems, Inc., dated July 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

July 25, 2005	By:	/S/ RANDALL K. GAUSMAN
Randall K. Gausman,
Vice-President, Finance and Administration, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer and Duly Authorized Officer)

2

Index to Exhibits

Exhibit	Description
4.2	Form of Warrant to Purchase Common Stock of Tut Systems, Inc.

4.3	Registration Rights Agreement by and among Tut Systems, Inc. and the Investors named therein, dated July 19, 2005.

10.20	Purchase Agreement by and among Tut Systems, Inc. and the Investors named therein, dated July 19, 2005.

99.1	Press Release of Tut Systems, Inc., dated July 19, 2005.

99.2	Press Release of Tut Systems, Inc., dated July 22, 2005.